Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
BANK CREDIT FACILITY REAFIRRMED AT $700.0 MILLION

FRISCO, TEXAS, March 6, 2012 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported that its bank credit facility borrowing base has been reaffirmed by its bank group at $700.0 million.  The Company's revolving bank credit facility is administered by Bank of Montreal and has 16 participating banks.  The next borrowing base re-determination is expected to occur in October 2012.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.